EXHIBIT 21.1

LIST OF SUBSIDIARIES OF COTT CORPORATION

	Name of Subsidiary	Jurisdiction of Incorporation or Organization	Direct or Indirect Percentage of Ownership
1	Cott Holdings Inc.	Delaware	100%
2	Cott USA Finance LLC	Delaware	100%
3	Cott USA Corp.	Georgia	100%
4	Cott Beverages Inc. [1]	Georgia	100%
5	Northeast Retailer Brands LLC	Delaware	51%
6	Cott Vending Inc.	Delaware	100%
7	CB Nevada Capital Inc.	Nevada	100%
8	Interim BCB, LLC	Delaware	100%
9	Northeast Finco Inc.	Delaware	100%
10	Cott NE Holdings Inc.	Delaware	100%
11	Caroline LLC	Delaware	100%
12	Cliffstar LLC	Delaware	100%
13	Cott U.S. Acquisition LLC	Delaware	100%
14	Cott U.S. Holdings LLC	Delaware	100%
15	Star Real Property LLC	Delaware	100%
16	Cott IP Holdings Corp.	Delaware	100%
17	BCB International Holdings	Cayman Islands	100%
18	BCB European Holdings	Cayman Islands	100%
19	Cott Acquisition Limited	United Kingdom	100%
20	Cott Acquisition LLC	Delaware	100%
21	Cott UK Acquisition Limited	United Kingdom	100%
22	Cott Retail Brands Limited	United Kingdom	100%
23	Cott Europe Trading Limited	United Kingdom	100%
24	Cott Beverages Limited	United Kingdom	100%
25	Cott Limited	United Kingdom	100%
26	Cott Nelson (Holdings) Limited	United Kingdom	100%
27	Cott (Nelson) Limited	United Kingdom	100%
28	Cott Private Label Limited	United Kingdom	100%
29	Cott Retail Brands Netherlands BV	Netherlands	100%
30	2011438 Ontario Ltd.	Ontario	100%
31	804340 Ontario Ltd.	Ontario	100%
32	Cott Embotelladores de Mexico, S.A. de C.V.	Mexico	90%
33	Mexico Bottling Services, S.A. de C.V.	Mexico	100%
34	Servicios Gerenciales de Mexico, S.A. de C.V.	Mexico	100%
35	Cott do Brasil Industria, Comercio, Importacao e	Brazil	100%
	Exportacao de Bebidas e Concentrados Ltda
36	Cott International Trading, Ltd.	Barbados	100%
37	Cott International SRL	Barbados	100%
38	Cott (Barbados) IBC Ltd.	Barbados	100%
39	Cott Investment, L.L.C.	Delaware	100%
40	967979 Ontario Limited	Ontario	100%
41	156775 Canada Inc.	Canada	100%
42	Cott (Hong Kong) Limited	Hong Kong	100%
43	Cott (Shanghai) Trading Co., Ltd.	China	100%
44	Cott Maquinaria y Equipo, S.A. de C.V.	Mexico	100%
45	AD Personales, S.A. de C.V.	Mexico	100%

[1]	This entity also does business as Cott Beverages USA, Cott International, Cott Concentrates and RC Cola International, each of which is a division of Cott Beverages Inc.